Exhibit 99.1

Quest Resource Holding Corporation Reports Second Quarter 2026 Financial Results

Revenue of $64.1 million increased 7.6% compared to the prior year period

Secured four new share-of-wallet wins, including a significant share-of-wallet win with a large national automotive parts retailer

Productivity initiatives drove an 11% reduction in SG&A compared to the prior year period

Strong operating cash flow of $4.5 million facilitated the voluntary reduction of $2.0 million of term debt, bringing year-to-date voluntary debt reduction to $4.0 million

IRVING, TX – August 6, 2026 – Quest Resource Holding Corporation (Nasdaq: QRHC) (“Quest” or the “Company”), a national leader in environmental waste and recycling services, today announced financial results for the second quarter ended June 30, 2026.

Second Quarter 2026 Highlights

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Revenue was $64.1 million, a 7.6% increase compared with the second quarter of 2025, and a 3.8% increase from the first quarter of 2026.
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Gross profit was $10.4 million, a 5.5% decrease compared with the second quarter of 2025, and a 7.9% increase from the first quarter of 2026.
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Gross margin was 16.3% of revenue, compared with 18.5% of revenue for the second quarter of 2025, and 15.7% of revenue for the first quarter of 2026.
•
GAAP net loss was $(12.2) million, which included a non-cash goodwill impairment loss of $(11.0) million, compared with a net loss of $(2.0) million for the second quarter of 2025, and a net loss of $(2.3) million for the first quarter of 2026.
•
GAAP net loss per basic and diluted share attributable to common stockholders was $(0.57), compared with $(0.09) for the second quarter of 2025 and $(0.11) for the first quarter of 2026.
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Adjusted EBITDA was $2.8 million, compared with $2.7 million for the second quarter of 2025 and $1.8 million for the first quarter of 2026.

Recent Highlights

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Second quarter was driven by strong contributions from new customer wins and wallet share expansions that were onboarded during the second half of 2025 and the first quarter of 2026.
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Successfully launched a large franchisee customer in the quick-service restaurant industry in May with minimal start-up costs.
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Secured four new share-of-wallet wins, including a significant share-of-wallet win with a large national automotive parts retailer.
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Productivity initiatives and cost optimization drove strong operating cash flow of $4.5 million for the second quarter.
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Utilized funds from further progress on working capital initiatives to pay down early another $2.0 million of higher rate term debt, reducing future interest expense.

“We returned to top-line and Adjusted EBITDA growth during the second quarter, both sequentially and compared to the prior year, supported by the growing contributions of recent customer wins and wallet share expansions, stabilizing volumes from our Industrial customers and achieved ongoing efficiencies across the business,” said Perry W. Moss, Quest’s Chief Executive Officer. “Looking ahead, our sales pipeline remains healthy, and we are encouraged by what appears to be a gradually improving operating landscape. We remain focused on executing our Operational Excellence initiatives to drive productivity enhancements and expect to deliver improved financial results as conditions normalize.”

Brett Johnston, Quest’s Chief Financial Officer, added, “Recent customer wins and wallet share expansions delivered more meaningful margin contributions in the second quarter as the one-time start-up costs subsided late in the first quarter. Combined with our continued focus on SG&A reduction and cost optimization, which drove 100% flow through of our gross profit gains, we achieved strong sequential Adjusted EBITDA growth. These, combined with further progress on our working capital initiatives, helped generate strong operating cash flow of $4.5 million, which facilitated the reduction of our term loan balance by another $2.0 million. Our financial focus remains on cost optimization, debt reduction, and the ongoing improvement of our cash cycle.”

Second Quarter 2026 Earnings Conference Call and Webcast

Quest will host a conference call on Thursday, August 6, 2026, at 5:00 PM ET, to review the financial results for the second quarter ended June 30, 2026. To participate, dial 1-800-715-9871 or 1-646-307-1963 (International). The conference call, which may include forward-looking statements, is also being webcast and is available via the investor relations section of Quest’s website at https://investors.qrhc.com/. A replay of the webcast will be archived on Quest’s investor relations website for at least 90 days.

About Quest Resource Holding Corporation

Quest is a national provider of waste and recycling services that empower larger businesses to excel in achieving their environmental and sustainability goals and responsibilities. Quest delivers focused expertise across multiple industry sectors to build single-source, customer-specific solutions that generate quantifiable business and sustainability results. Addressing a wide variety of waste streams and recyclables, Quest provides information and data that tracks and reports the environmental results of Quest’s services, gives actionable data to improve business operations, and enables Quest’s customers to excel in their business and sustainability responsibilities. For more information, visit https://questrmg.com/.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, the non-GAAP financial measure “Adjusted EBITDA” is presented. From time-to-time, Quest considers and uses supplemental measures of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items. Quest presents this non-GAAP measure because it considers it an important supplemental measure of Quest's performance. Quest’s definition of this adjusted financial measure may differ from a similar measure used by others. Quest believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s GAAP measures. (See attached table “Reconciliation of Net Loss to Adjusted EBITDA”).

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include, but are not limited to, our belief that our sales pipeline remains healthy, our expectation that the operating landscape is slowly improving, and our expectation that we will be able to deliver improved financial results as conditions normalize. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, competition in the environmental services industry, the impact of the current economic environment, interruptions to supply chains, commodity price fluctuations, and extended shut down of businesses, and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2025. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Alpha IR Group

Nick Nelson or Chris Hodges

QRHC@alpha-ir.com

312-445-2870

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,
	2026	2025
Revenue	$64,069	$59,540
Cost of revenue	53,639	48,503
Gross profit	10,430	11,037
Operating expenses:
Selling, general, and administrative	8,246	9,295
Depreciation and amortization	1,059	1,299
Loss on sale of assets, net	88	61
Impairment loss	11,000	—
Total operating expenses	20,393	10,655
Operating (loss) income	(9,963)	382
Interest expense	(2,208)	(2,375)
Loss before taxes	(12,171)	(1,993)
Income tax expense (benefit)	46	(22)
Net loss	$(12,217)	$(1,971)
Net loss per share applicable to common shareholders
Basic and diluted	$(0.57)	$(0.09)
Weighted average number of common shares outstanding
Basic and diluted	21,334	20,933

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended June 30,
	2026	2025
Net loss	$(12,217)	$(1,971)
Depreciation and amortization	1,218	1,500
Interest expense	2,208	2,375
Stock-based compensation expense	357	533
Loss on sale of assets, net	88	61
Impairment loss	11,000	—
Other adjustments	92	208
Income tax expense (benefit)	46	(22)
Adjusted EBITDA	$2,792	$2,684

BALANCE SHEETS

(In thousands, except per share amounts)

	June 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,023	$1,014
Accounts receivable, less allowance for doubtful accounts of $728 and $780 as of June 30, 2026 and December 31, 2025, respectively	49,533	49,010
Prepaid expenses and other current assets	1,726	1,174
Total current assets	52,282	51,198

Goodwill	70,065	81,065
Intangible assets, net	6,292	7,650
Property and equipment, net, and other assets	5,638	5,638
Total assets	$134,277	$145,551

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$43,801	$38,384
Other current liabilities	60	128
Current portion of notes payable	540	1,015
Total current liabilities	44,401	39,527

Notes payable, net	59,365	63,999
Other long-term liabilities	3,725	1,513
Total liabilities	107,491	105,039

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 21,093 and 20,960 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	21	21
Additional paid-in capital	181,793	180,984
Accumulated deficit	(155,028)	(140,493)
Total stockholders’ equity	26,786	40,512
Total liabilities and stockholders’ equity	$134,277	$145,551

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